Exhibit 99.1
Part I

Item 1. Business
General
Belden Inc. (the Company, us, we, or our) is a global supplier of specialty networking solutions with a comprehensive portfolio of industry leading products offering customers secure and reliable transmission of data, sound, and video for mission critical applications across complex enterprise and industrial environments. We sell our products to distributors, end-users, installers, and directly to original equipment manufacturers (OEMs). Belden Inc. is a Delaware corporation incorporated in 1988, but the Company’s roots date back to its founding by Joseph Belden in 1902.
Belden Inc. is built around two global business platforms - Enterprise Solutions and Industrial Solutions. Each business platform represents a reportable segment - financial information about our segments appears in Note 6 to the Consolidated Financial Statements within Exhibit 99.5. Effective January 1, 2020, we transferred our West Penn Wire business and multi-conductor product lines from the Enterprise Solutions segment to the Industrial Solutions segment as a result of a shift in responsibilities among the segments. We have recast the prior period segment information to conform to the change in the composition of reportable segments - refer to Exhibit 99.4 for further discussion over the impact of this transfer on our financial results for the period ended December 31, 2019.
As used herein, unless an operating segment is identified or the context otherwise requires, “Belden,” the “Company,” and “we” refer to Belden Inc. and its subsidiaries as a whole.
Strategy and Business Model
Our business model is designed to generate shareholder value:

•Operational Excellence—The core of our business model is operational excellence and the execution of our Belden Business System. The Belden Business System has three areas of focus. First, we demonstrate a commitment to Lean enterprise initiatives, which improve not only the quality and efficiency of the manufacturing environment, but our business processes on a company-wide basis. Second, we utilize our Market Delivery System (MDS), a go-to-market model that provides the foundation for organic growth. We believe that organic growth, resulting from both market growth and share capture, is essential to our success. Finally, our Talent Management System supports the development of our associates at all levels, which preserves the culture necessary to operate our business consistently and sustainably.
•Cash Generation—Our pursuit of operational excellence results in the generation of cash flow. We generated cash flows from operating activities of $276.9 million, $289.2 million, and $255.3 million in 2019, 2018, and 2017, respectively.
•Portfolio Improvement—We utilize the cash flow generated by our business to fuel our continued transformation and generate shareholder value. We continuously improve our portfolio to ensure we provide the most complete, end-to-end solutions to our customers. Our portfolio is designed with balance across end markets and geographies to ensure we can meet our goals in most economic environments. We have a disciplined acquisition cultivation, execution, and integration system that allows us to invest in outstanding companies that strengthen our capabilities and enhance our ability to serve our customers.
Segments
We operate our business under the two segments – Enterprise Solutions and Industrial Solutions. A synopsis of the segments is included below:
Enterprise Solutions
The Enterprise Solutions (Enterprise) segment is a leading provider in network infrastructure solutions, as well as cabling and connectivity solutions for commercial audio/video and security applications. We serve customers in markets such as healthcare, education, financial, government, and corporate enterprises, as well as end-markets, including sport venues and academia. Enterprise product lines include copper cable and connectivity solutions, fiber cable and connectivity solutions, and racks and enclosures. Our products are used in applications such as local area networks, data centers, access control, and building automation. Enterprise provides true end-to-end copper and fiber network systems to include cable, assemblies, interconnect panels, and enclosures. Our high-performance solutions support all networking protocols up to and including 100G+ Ethernet technologies. Enterprise’s innovative products can deliver data in addition to power over Ethernet, which meets the higher performance requirements driven by the increasing number of connections in smart buildings. Enterprise products also include intelligent power, cooling, and airflow management for mission-critical data center operations. The Enterprise product portfolio is designed to support Internet Protocol convergence, the increased use of wireless communications, and cloud-based data centers by our customers. Our systems are installed through a network of highly trained system integrators and are supplied through authorized distributors.
Industrial Solutions
The Industrial Solutions (Industrial) segment is a leading provider of high performance networking components and machine connectivity products. Industrial products include physical network and fieldbus infrastructure components and on-machine connectivity systems customized to end user and OEM needs. Products are designed to provide reliability and confidence of performance for a wide range of industrial automation applications. Our products are used in applications such as network and fieldbus infrastructure; sensor and actuator connectivity; and power, control, and data transmission. Industrial products include solutions such as industrial and input/output (I/O) connectors, industrial cables, IP and networking cables, I/O modules, distribution boxes, ruggedized controls and sensors, and customer specific wiring solutions.
Our industrial cable products are used in discrete manufacturing and process operations involving the connection of computers, programmable controllers, robots, operator interfaces, motor drives, sensors, printers, and other devices. Many industrial environments, such as petrochemical and other harsh-environment operations, require cables with exterior armor or jacketing that can endure physical abuse and exposure to chemicals, extreme temperatures, and outside elements. Other applications require conductors, insulation, and jacketing materials that can withstand repeated flexing. In addition to cable product configurations for these applications, we supply heat-shrinkable tubing and wire management products to protect and organize wire and cable assemblies. Our industrial connector products are primarily used as sensor and actuator connections in factory automation supporting various fieldbus protocols as well as power connections in building automation. These products are used both as components of manufacturing equipment and in the installation and networking of such equipment.
Industrial Solutions products are sold directly to industrial equipment OEMs and through a network of industrial distributors, value-added resellers, and system integrators.
See Note 6 to the Consolidated Financial Statements within Exhibit 99.5 for additional information regarding our segments.
Acquisitions
A key part of our business strategy includes acquiring companies to support our growth and enhance our product portfolio. Our acquisition strategy is based upon targeting leading companies that offer innovative products and strong brands. We utilize a disciplined approach to acquisitions based on product and market opportunities. When we identify acquisition candidates, we conduct rigorous financial and cultural analyses to make certain that they meet both our strategic plan targets and our goal for return on invested capital of 13-15%.
We have completed a number of acquisitions in recent years as part of this strategy. Most recently, in December 2019, we acquired substantially all of the assets of Special Product Company (SPC), a leading designer, manufacturer, and seller of outdoor cabinet products for optical fiber cable installations. In April 2019, we acquired the FutureLink business from Suttle Inc. as well as Opterna International Corp. (Opterna), which designs and manufactures complementary fiber connectivity, cabinet, and enclosure products used in optical networks.The results of SPC, FutureLink, and Opterna have been included in our Consolidated Financial Statements as of their acquisition dates, and are reported within the Enterprise Solutions segment.
In 2018, we acquired Net-Tech Technology, Inc. (NT2), an integrator of optical passive components and network optimization products used within broadband network applications where optical backhaul is used. The results of NT2 have been included in our Consolidated Financial Statements from the acquisition date, and are reported within the Enterprise Solutions segment.
In 2017, we completed the acquisition of Thinklogical Holdings, LLC (Thinklogical), a leading provider of secure, centralized KVM video switches to the command and control market. The results of Thinklogical have been included in our Consolidated Financial Statements from the acquisition date and are reported in the Enterprise Solutions segment.
For more information regarding these transactions, see Note 4 to the Consolidated Financial Statements within Exhibit 99.5.

Customers
We sell to distributors, OEMs, installers, and end-users. Sales to the distributor Anixter International Inc. (Anixter) represented approximately 13% of our consolidated revenues in 2019. On January 10, 2020, Anixter entered into a definitive agreement with WESCO International, Inc (WESCO) by which Anixter will be acquired WESCO. Sales to both Anixter and WESCO combined, represented approximately 15% of our consolidated revenues in 2019. No other customer accounted for more than 10% of our revenues in 2019.
We have supply agreements with distributors and OEM customers. In general, our customers are not contractually obligated to buy our products exclusively, in minimum amounts, or for a significant period of time. We believe that our relationships with our customers and distributors are good and that they are loyal to Belden products as a result of our reputation, the breadth of our product portfolio, the quality and performance characteristics of our products, and our customer service and technical support, among other reasons.
International Operations
In addition to manufacturing facilities in the United States (U.S.), we have manufacturing and other operating facilities in Brazil, Canada, China, India, Japan, Mexico, and St. Kitts, as well as in various countries in Europe. During 2019, approximately 44% of Belden’s sales were to customers outside the U.S. Our primary channels to international markets include both distributors and direct sales to end users and OEMs.
Financial information for Belden by country is shown in Note 6 to the Consolidated Financial Statements within Exhibit 99.5.
Competition
We face substantial competition in our major markets. The number and size of our competitors vary depending on the product line and segment. Some multinational competitors have greater financial, engineering, manufacturing, and marketing resources than we have. There are also many regional competitors that have more limited product offerings.
The markets in which we operate can be generally categorized as highly competitive with many players. In order to maximize our competitive advantages, we manage our product portfolio to capitalize on secular trends and high-growth applications in those markets. Based on available data for our served markets, we estimate that our market share across our segments is significant, ranging from approximately 5% – 20%. A substantial acquisition in one of our served markets would be necessary to meaningfully change our estimated market share percentage.
The principal competitive factors in all our product markets are technical features, quality, availability, price, customer support, and distribution coverage. The relative importance of each of these factors varies depending on the customer. Some products are manufactured to meet published industry specifications and are less differentiated on the basis of product characteristics. We believe that Belden stands out in many of our markets on the basis of the breadth of our product portfolio, the quality and performance characteristics of our products, our customer service, and our technical support.
Research and Development

We conduct research and development on an ongoing basis, including new and existing hardware and software product development, testing and analysis, and process and equipment development and testing. See the Consolidated Statements of Operations for amounts incurred for research and development. Many of the markets we serve are characterized by advances in information processing and communications capabilities, including advances driven by the expansion of digital technology, which require increased transmission speeds and greater bandwidth. Our markets are also subject to increasing requirements for mobility, information security, and transmission reliability. Some of our markets are using workflows and resources in public and private cloud and showing preference for software products delivered as services. We believe that our future success will depend in part upon our ability to enhance existing products and to develop, manufacture and deliver new products that meet or anticipate such changes in our served markets.

In our Enterprise Solutions segment, in order to support the demand for additional bandwidth and to improve service integrity, broadband service providers are investing in their networks to enhance delivery capabilities to customers for the foreseeable future. Additional bandwidth requirements resulting from increased traffic expose weak points in the network, which are often connectivity related, causing broadband service operators to improve and upgrade residential networks with higher performing connectivity products.

In our Industrial Solutions segment, there is a compelling need among global enterprises, service providers and government agencies to detect, prevent and respond to cyber security threats. This is a long-standing need within corporate networks, but we believe the rapid proliferation of new devices in the “internet of things” will cause this need to broaden and accelerate. Additionally, cyber-attacks are moving beyond traditional targets into critical infrastructure, which will further amplify the importance of our work in network security. Furthermore, there is a growing trend toward adoption of Industrial Ethernet technology, bringing to the critical infrastructure the advantages of digital communication and the ability to network devices made by different manufacturers and integrate them with enterprise systems. While the adoption of this technology is at a more advanced stage in certain regions of the world, we believe that the trend will globalize. This trend will also lead to a rising need for wireless systems for some applications and for cybersecurity to protect this critical infrastructure. Part of our research and development is focused on creating scalable, efficient technologies to provide real-time instrumentation and analytics across entire networks. This includes delivering high-fidelity visibility and deep intelligence about networked systems, their vulnerabilities, and providing actionable information about how to effectively secure them. Additionally, we have highly-skilled and active research teams who analyze current and anticipated threats, and provide offerings to the market to enable customers to quickly detect and resolve cybersecurity threats.
Our research and development efforts are also focused on fiber optic technology, which presents a potential substitute for certain of the copper-based products that comprise a portion of our revenues. Fiber optic cables have certain advantages over copper-based cables in applications where large amounts of information must travel significant distances and where high levels of information security are required. While the cost to interface electronic and optical light signals and to terminate and connect optical fiber remains comparatively high, we expect that in future years the cost difference versus traditional copper networks will diminish. We sell fiber optic infrastructure, and many customers specify these products in combination with copper-based infrastructure. The final stage of most networks remains almost exclusively copper-based, and we expect that it will continue to be copper for the foreseeable future. However, if a significant decrease in the cost of fiber optic systems relative to the cost of copper-based systems were to occur, such systems could become superior on a price/performance basis to copper-based systems. Part of our research and development efforts focus on expanding our fiber-optic based product portfolio.
Patents and Trademarks

We have a policy of seeking patents when appropriate on inventions concerning new products, product improvements, and advances in equipment and processes as part of our ongoing research, development, and manufacturing activities. We own many patents and registered trademarks worldwide that are used by our operating segments, with pending applications for numerous others. We consider our patents and trademarks to be valuable assets. Our most prominent trademarks are: Belden®, Alpha Wire™, GarrettCom®, Hirschmann®, Lumberg Automation™, Mohawk®, Poliron™, PPC®, ProSoft Technology®, Thinklogical®, Tofino®, Tripwire® and West Penn Wire™.
Raw Materials
The principal raw material used in many of our cable products is copper. Other materials we purchase in large quantities include fluorinated ethylene-propylene (FEP), polyvinyl chloride (PVC), polyethylene, aluminum-clad steel and copper-clad steel conductors, aluminum, brass, other metals, optical fiber, printed circuit boards, and electronic components. With respect to all major raw materials used by us, we generally have either alternative sources of supply or access to alternative materials. Supplies of these materials are generally adequate and are expected to remain so for the foreseeable future.
Over the past three years, the prices of metals, particularly copper, have been highly volatile. The chart below illustrates the high and low spot prices per pound of copper over the last three years.

	2019	2018	2017
Copper spot prices per pound
High	$2.98	$3.29	$3.29
Low	2.51	2.56	2.48
Prices for materials such as PVC and other plastics derived from petrochemical feedstocks have also fluctuated. Since Belden utilizes the first in, first out (FIFO) inventory costing methodology, the impact of copper and other raw material cost changes on our cost of goods sold is delayed by approximately two months based on our rate of inventory turnover.

While we generally are able to adjust our pricing for fluctuations in commodity prices, we can experience short-term favorable or unfavorable variances. When the cost of raw materials increases, we are generally able to recover these costs through higher pricing of our finished products. The majority of our products are sold through distribution, and we manage the pricing of these products through published price lists, which we update from time to time, with new prices typically taking effect a few weeks after they are announced. Some OEM customer contracts have provisions for passing through raw material cost changes, generally with a lag of a few weeks to three months.
Backlog
Our business is characterized generally by short-term order and shipment schedules. Our backlog consists of product orders for which we have received a customer purchase order or purchase commitment and which have not yet been shipped. Orders are generally subject to cancellation or rescheduling by the customer. As of December 31, 2019, our backlog of orders believed to be firm was $161.9 million. Nearly all of the backlog at December 31, 2019 is scheduled to be shipped in 2020.
Environmental Matters
We are subject to numerous federal, state, provincial, local, and foreign laws and regulations relating to the storage, handling, emission, and discharge of materials into the environment, including the Comprehensive Environmental Response, Compensation, and Liability Act; the Clean Water Act; the Clean Air Act; the Emergency Planning and Community Right-To-Know Act; the Resource Conservation and Recovery Act; and similar laws in the other countries in which we operate. We believe that our existing environmental control procedures and accrued liabilities are adequate, and we have no current plans for substantial capital expenditures in this area.
Employees
As of December 31, 2019, for our continuing operations, we had approximately 7,000 employees worldwide. We also utilized approximately 200 workers under contract manufacturing arrangements. Approximately 1,800 employees are covered by collective bargaining agreements at various locations around the world. We believe our relationship with our employees is generally positive, and we measure and monitor the workforce's sustainable engagement, among other metrics, to ensure this remains the case.
Available Information
We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission (SEC). These reports, proxy statements, and other information contain additional information about us. These electronic SEC filings are available on the SEC's web site at www.sec.gov.
Belden maintains an Internet web site at www.belden.com where our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and all amendments to those reports and statements are available without charge, as soon as reasonably practicable following the time they are filed with or furnished to the SEC.
We will provide upon written request and without charge a printed copy of our Annual Report on Form 10-K. To obtain such a copy, please write to the Corporate Secretary, Belden Inc., 1 North Brentwood Boulevard, 15th Floor, St. Louis, MO 63105.

Information about our Executive Officers
The following table sets forth certain information with respect to the persons who were Belden executive officers as of June 10, 2020. All executive officers are elected to terms that expire at the organizational meeting of the Board of Directors following the Annual Meeting of Shareholders.

Name	Age	Position
John Stroup	54	Executive Chairman
Roel Vestjens	45	President and Chief Executive Officer
Brian Anderson	46	Senior Vice President, Legal, General Counsel and Corporate Secretary
Ashish Chand	45	Executive Vice President, Industrial Automation
Henk Derksen	51	Senior Vice President, Finance, and Chief Financial Officer
Leo Kulmaczewski	55	Senior Vice President, Operations and Lean Enterprise
Dean McKenna	51	Senior Vice President, Human Resources
Paul Turner	56	Senior Vice President, Sales
Doug Zink	44	Vice President and Chief Accounting Officer
John Stroup was named Executive Chairman of the Company on May 21, 2020, and prior to such time, was the President, Chief Executive Officer and a member of the Board since October 2005. He was elected as Chairman of the Board on November 30, 2016. From 2000 to the date of his appointment with the Company, he was employed by Danaher Corporation, a manufacturer of professional instrumentation, industrial technologies, and tools and components. At Danaher, he initially served as Vice President, Business Development. He was promoted to President of a division of Danaher’s Motion Group and later to Group Executive of the Motion Group. Earlier, he was Vice President of Marketing and General Manager with Scientific Technologies Inc. He has a B.S. in Mechanical Engineering from Northwestern University and an M.B.A. from the University of California at Berkeley Haas School of Business.
Roel Vestjens was appointed President and Chief Executive Officer of the Company on May 21, 2020. Prior to that, he served as Executive Vice President, Industrial Solutions since February 2018 and was appointed as Chief Operating Officer in July 2019. Mr. Vestjens was also the Executive Vice President, Industrial Solutions and Broadcast IT Solutions from January 2017 to February 2018 and the Executive Vice President, Broadcast Solutions from March 2014 to January 2017. Mr. Vestjens joined Belden in 2006 as Director of Marketing for the EMEA region. In April 2008, Mr. Vestjens was promoted to Director of Sales and Marketing for the Industrial Solutions business, and in January 2009, he was appointed General Manager of Belden’s Wire and Cable Systems business in EMEA. Mr. Vestjens relocated to Asia in November 2010, and became President of the APAC OEM business, followed by President of all APAC Operations in May 2012. Mr. Vestjens joined Belden from Royal Philips Electronics where he held various European sales and marketing positions. Mr. Vestjens holds a bachelor degree in Electrical Engineering and a Master of Science in Management degree from Nyenrode Business University in the Netherlands.
Brian Anderson has been Senior Vice President, Legal, General Counsel and Corporate Secretary since April 2015. Prior to that, he served as Corporate Attorney for the Company from May 2008 through March 2015. Prior to joining Belden, Mr. Anderson was in private practice at the law firm Lewis Rice. Mr. Anderson has a B.S.B. in Accounting and an M.B.A. from Eastern Illinois University and holds a J.D. from Washington University in St. Louis.
Ashish Chand was appointed Executive Vice President, Industrial Automation in July 2019. Prior to that, he served as Managing Director, Industrial Solutions, for the Company’s APAC division from August 2017 to June 2019. Mr. Chand joined the Company in 2002 and has assumed positions of increasing responsibility in sales and marketing, operations, business development and general management since that time. Prior to joining Belden, Mr. Chand had experience in the oil and gas and non-ferrous metals segments. Mr. Chand holds a doctoral degree in Business from the City University of Hong Kong, an M.B.A. from XLRI Jamshedpur, India and a B.A. from Loyola College Chennai, India.
Henk Derksen has been Senior Vice President, Finance, and Chief Financial Officer since January 2012. Prior to that, he served as Vice President, Corporate Finance from July 2011 to December 2011 and Treasurer and Vice President, Financial Planning and Analysis of the Company from January 2010 to July 2011. In August of 2003, he became Vice President, Finance for the Company’s EMEA division, after joining the Company at the end of 2000. Prior to joining the Company, he was Vice President and Controller of Plukon Poultry, a food processing company from 1998 to 2000, and has 5 years’ experience in public accounting with Price Waterhouse and Baker Tilly. Mr. Derksen has a M.A. in Accounting from the University of Arnhem in the Netherlands and holds a doctoral degree in Business Economics in addition to an Executive Master of Finance & Control from Tias Business School in the Netherlands.

Leo Kulmaczewski was appointed Senior Vice President, Operations and Lean Enterprise in October 2018. Prior to joining Belden, Mr. Kulmaczewski was employed by Leica Biosystems, a division of Danaher Corporation, in various operations roles in the medical devices industry, the most recent of which was Vice President, Operations, Global Supply Chain and Danaher Business System. Prior to joining Leica in 2014, he worked for Thermo Fisher Scientific, Honeywell and Motorola, among other companies.  Mr. Kulmaczewski has a B.S. in Industrial Engineering from the University of Wisconsin and an M.B.A. from DePaul University.
Dean McKenna has been Senior Vice President, Human Resources since May 2015. Prior to joining Belden, he was Vice President of Human Resources for the international business of SC Johnson. Prior to SC Johnson, he worked in various senior international human resource, organizational development and talent positions at Ingredion, Akzo Nobel and ICI Group PLC. He received his degree in Strategic Human Resource Management at the Nottingham Business School in the United Kingdom.
Paul Turner has been Senior Vice President, Sales since February 2017. Mr. Turner joined Belden in 2006, and has held a variety of roles of increasing responsibility within Belden’s sales organization since that time. Before joining Belden, Mr. Turner spent five years in the private sector in a subcontract manufacturing company based in the United Kingdom, ultimately serving in the post of Managing Director. Prior to that experience, Mr. Turner spent 13 years with the 3M Company in the United Kingdom, holding roles of increasing responsibility within 3M’s commercial organization across the EMEA region.

Doug Zink has been Vice President and Chief Accounting Officer since September 2013. Prior to that, he has served as the Company’s Vice President, Internal Audit; Corporate Controller; and Director of Financial Reporting, after joining Belden in May 2007. Prior to joining the Company, he was a Financial Reporting Manager at TLC Vision Corporation, an eye care service company, from 2004 to 2007, and has five years of experience in public accounting with KPMG LLP and Arthur Andersen LLP. He holds Bachelor’s and Master’s Degrees in Accounting from Texas Christian University and is a Certified Public Accountant.

Cautionary Information Regarding Forward-Looking Statements

We make forward-looking statements in this Form 8-K, in other materials we file with the SEC or otherwise release to the public, and on our website. In addition, our senior management might make forward-looking statements orally to investors, analysts, the media, and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our products and services, and other statements of our plans, beliefs, or expectations, including the statements contained in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” that are not historical facts, are forward-looking statements. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” and similar expressions. The forward-looking statements we make are not guarantees of future performance and are subject to various assumptions, risks, and other factors that could cause actual results to differ materially from those suggested by these forward-looking statements. These factors include, among others, those set forth in the following section and in the other documents that we file with the SEC.
We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 1A. Risk Factors
Following is a discussion of some of the more significant risks that could materially impact our business. There may be additional risks that impact our business that we currently do not recognize as, or that are not currently, material to our business.
The effects of the COVID-19 pandemic have materially affected how we and our customers are operating our businesses, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain.
In December 2019, a novel coronavirus disease (“COVID-19”) was first reported and on March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic. The widespread health crisis is adversely affecting the broader economies, financial markets and overall demand environment for many of our products.
Our operations and the operations of our suppliers, channel partners and customers have been disrupted to varying degrees by a range of external factors related to the COVID-19 pandemic, some of which are not within our control. Many governments have imposed, and may yet impose, a wide range of restrictions on the physical movement of people in order to limit the spread of COVID-19. The COVID-19 pandemic has had, and likely will continue to have, a substantial impact on the attendance and productivity of our employees, and those of our channel partners or customers, resulting in negative impacts to our results of operations and overall financial performance. Additionally, COVID-19 has resulted, and likely will continue to result, in delays in non-residential construction, non-crisis-related IT purchases and project completion schedules in general, all of which can negatively impact our results in both current and future periods.
The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the extent and effectiveness of containment actions, the effects of measures enacted by policy makers and central banks around the globe, and the impact of these and other factors on our employees, customers, channel partners and suppliers. If we are not able to respond to and manage the impact of such events effectively, our business will continue to be affected.
To the extent the COVID-19 pandemic adversely affects our business, results of operations, financial condition and cash flows, it may also heighten many of the other risks described herein.
The presence of substitute products in the marketplace may reduce demand for our products and negatively impact our business.
Fiber optic systems are increasingly substitutable for copper based cable systems. Customers may shift demand to fiber optic systems with greater capabilities than copper based cable systems, leading to a reduction in demand for copper based cable. We may not be able to offset the effects of a reduction in demand for our copper-based cable systems with an increase in demand for our existing fiber optic systems. Further, the supply chain in the fiber market is highly constrained, with a small number of vertically integrated firms controlling critical inputs and the related intellectual property. Similarly, in our non-cable businesses, customers could rapidly shift the methods by which they capture and transmit signals in ways that could lead to decreased demand for our current or future products. These factors, either together or in isolation, may negatively impact revenue and profitability.
Our future success depends in part on our ability to develop and introduce new products and respond to changes in customer preferences.
Our markets are characterized by the introduction of products with increasing technological capabilities. Our success depends in part on our ability to anticipate and offer products that appeal to the changing needs and preferences of our customers in the various markets we serve. Developing new products and adapting existing products to meet evolving customer expectations requires high levels of innovation, and the development process may be lengthy and costly. If we are not able to timely anticipate, identify, develop and market products that respond to rapidly changing customer preferences, demand for our products could decline.
The relative costs and merits of our solutions could change in the future as various competing technologies address the market opportunities. We believe that our future success will depend in part upon our ability to enhance existing products and to develop and manufacture new products that meet or anticipate technological changes, which will require continued investment in engineering, research and development, capital equipment, marketing, customer service, and technical support. We have long been successful in introducing successive generations of more capable products, but if we were to fail to keep pace with technology or with the products of competitors, we might lose market share and harm our reputation and position as a technology leader in our markets. See the discussion above in Part I, Item 1, under Research and Development.

The increased influence of chief information officers and similar high-level executives may negatively impact demand for our products.
As a result of the increasing interconnectivity of a wide variety of systems, chief information officers and similar executives are more heavily involved in operation areas that have not historically been associated with information technology. As a result, CIOs and IT departments are exercising influence over the procurement and purchasing process at the expense of engineers, plant managers and operation personnel that have historically driven demand for many of our products. When making purchasing decisions, CIO’s often value interoperability, standardization, cloud-readiness and security over domain expertise and niche application knowledge. As a result of the influences of CIOs and IT departments, we may face increased competition from IT-industry companies that have not traditionally had major presences in the markets in which we operate. Further, the variance in considerations that drive purchasing decisions between CIOs and those with niche application expertise may result in increased competition based on price and a reduction in demand for our products.
Alterations to our product mix and go-to-market strategies designed to respond to the changes in the marketplace presented by cloud computing may be disruptive to our business and lead to increase expenses, which may result in lower revenues and profitability. Further, if a competitor is able to more quickly or efficiently adapt, or if cloud computing results in significantly lower barriers to entry and new competitors enter our markets, demand for our products may be reduced.
The increased prevalence of cloud computing and other disruptive business models may negatively impact certain aspects of our business.
The nature in which many of our products are purchased or used is evolving with the increasing prevalence of cloud computing and other methods of off-premises computing and data storage. This may negatively impact one or more of our businesses in a number of ways, including:
•Consolidation of procurement power leading to the commoditization of IT products;
•Reduction in the demand for infrastructure products previously used to support on-site data centers;
•Lowering barriers to entry for certain markets, leading to new market entrants and enhanced competition; and
•Preferences for software as a service billing and pricing models may reduce demand for non-cloud “packaged” software.
We may be unable to achieve our goals related to growth.
In order to meet the goals in our strategic plan, we must grow our business, both organically and through acquisitions. Our goal is to generate total revenue growth of 5-7% per year in constant currency. We may be unable to achieve this desired growth due to a failure to identify growth opportunities, such as trends and technological changes in our end markets. We may ineffectively execute our Market Delivery System (“MDS”), which is designed to identify and capture growth opportunities. The enterprise and industrial end markets we serve may not experience the growth we expect. Further, those markets may be unable to sustain growth on a long-term basis, particularly in emerging markets. If we are unable to achieve our goals related to growth, it could have a material adverse effect on our results of operations, financial position, and cash flows.
We may be unable to implement our strategic plan successfully.
Our strategic plan is designed to continually enhance shareholder value by improving revenues and profitability, reducing costs, and improving working capital management. To achieve these goals, our strategic priorities are reliant on our Belden Business System, which includes continuing deployment of our MDS to capture market share through end-user engagement, channel management, outbound marketing, and careful vertical market selection; improving our recruitment and development of talented associates; developing strong global business platforms; acquiring businesses that fit our strategic plan; and continuing to be a leading Lean company. We have a disciplined process for deploying this strategic plan through our associates. There is a risk that we may not be successful in developing or executing these measures to achieve the expected results for a variety of reasons, including market developments, economic conditions, shortcomings in establishing appropriate action plans, or challenges with executing multiple initiatives simultaneously. For example, our MDS initiative may not succeed or we may lose market share due to challenges in choosing the right products to market or the right customers for these products, integrating products of acquired companies into our sales and marketing strategy, or strategically bidding against OEM partners. We may fail to identify growth opportunities. We may not be able to acquire businesses that fit our strategic plan on acceptable business terms, and we may not achieve our other strategic priorities.
We may be unable to achieve our strategic priorities in emerging markets.
Emerging markets are a significant focus of our strategic plan. The developing nature of these markets presents a number of risks. We may be unable to attract, develop, and retain appropriate talent to manage our businesses in emerging markets. Deterioration of social, political, labor, or economic conditions in a specific country or region may adversely affect our operations or financial results. Emerging markets may not meet our growth expectations, and we may be unable to maintain such growth or to balance such growth with financial goals and compliance requirements. Among the risks in emerging market countries are bureaucratic intrusions and delays, contract compliance failures, engrained business partners that do not comply with local or U.S. law, such as the Foreign Corrupt Practices Act, fluctuating currencies and interest rates, limitations on the amount and nature of investments, restrictions on permissible forms and structures of investment, unreliable legal and financial infrastructure, regime disruption and political unrest, uncontrolled inflation and commodity prices, fierce local competition by companies with better political connections, and corruption. In addition, the costs of compliance with local laws and regulations in emerging markets may negatively impact our competitive position as compared to locally owned manufacturers.
We must complete acquisitions and divestitures in order to achieve our strategic plan.
In order to meet the goals in our strategic plan, we must complete acquisitions and divestitures. The extent to which appropriate acquisitions are made will affect our overall growth, operating results, financial condition, and cash flows. Our ability to acquire businesses successfully will decline if we are unable to identify appropriate acquisition targets consistent with our strategic plan, the competition among potential buyers increases, the cost of acquiring suitable businesses becomes too expensive, or we lack sufficient sources of capital. As a result, we may be unable to make acquisitions or be forced to pay more or agree to less advantageous acquisition terms for the companies that we would like to acquire.

Additionally, our strategic plan includes the divestiture of our Grass Valley disposal group (as discussed in Note 5 within Exhibit 99.5) and the potential divestiture of certain low-margin cable businesses representing up to $250 million in annual revenues. As discussed in Note 28 within Exhibit 99.5, we entered into a definitive agreement to sell the Grass Valley disposal group on February 4, 2020, which is subject to closing conditions. If we are unable to close the divestiture of Grass Valley per the terms of the definitive agreement or are unable to find an alternative buyer for the business with similar terms, it could have a material adverse effect on our operating results, financial condition, and cash flow. We may also be unable to find a suitable buyer(s) for certain low-margin cable assets with acceptable terms.
We may have difficulty integrating the operations of acquired businesses, which could negatively affect our results of operations and profitability.
We may have difficulty integrating acquired businesses and future acquisitions might not meet our performance expectations. Some of the integration challenges we might face include differences in corporate culture and management styles, additional or conflicting governmental regulations, compliance with the Sarbanes-Oxley Act of 2002, financial reporting that is not in compliance with U.S. generally accepted accounting principles, disparate company policies and practices, customer relationship issues, and retention of key personnel. In addition, management may be required to devote a considerable amount of time to the integration process, which could decrease the amount of time we have to manage the other businesses. We may not be able to integrate operations successfully or cost-effectively, which could have a negative impact on our results of operations or our profitability. The process of integrating operations could also cause some interruption of, or the loss of momentum in, the activities of acquired businesses.
Our results of operations are subject to foreign and domestic political, social, economic, and other uncertainties and are affected by changes in currency exchange rates.
In addition to manufacturing and other operating facilities in the U.S., we have manufacturing and other operating facilities in Brazil, Canada, China, India, Japan, Mexico, St. Kitts, and several European countries. We rely on suppliers in many countries, including China. Our foreign operations are subject to economic, social, and political risks inherent in maintaining operations abroad such as economic and political destabilization, land use risks, international conflicts, pandemics and other health-related crises, restrictive actions by foreign governments, and adverse foreign tax laws. In addition to economic and political risk, a risk associated with our European manufacturing operations is the higher relative expense and length of time required to adjust manufacturing employment capacity. We also face political risks in the U.S., including tax or regulatory risks or potential adverse impacts from legislative impasses over, or significant legislative, regulatory or executive changes in fiscal or monetary policy and other foreign and domestic government policies, including, but not limited to, trade policies and import/export policies.
Approximately 40% of our sales are outside the U.S. Other than the U.S. dollar, the principal currencies to which we are exposed through our manufacturing operations, sales, and related cash holdings are the euro, the Canadian dollar, the Hong Kong dollar, the Chinese yuan, the Japanese yen, the Mexican peso, the Australian dollar, the British pound, and the Brazilian real. Generally, we have revenues and costs in the same currency, thereby reducing our overall currency risk, although any realignment of our manufacturing capacity among our global facilities could alter this balance. When the U.S. dollar strengthens against other currencies, the results of our non-U.S. operations are translated at a lower exchange rate and thus into lower reported revenues and earnings.

Changes in tax laws may adversely affect our financial position.
We are a U.S.-based multinational company subject to tax in multiple U.S. and foreign tax jurisdictions. Significant judgment is required in determining our global provision for income taxes, deferred tax assets or liabilities and in evaluating our tax positions on a worldwide basis. While we believe our tax positions are consistent with the tax laws in the jurisdictions in which we conduct our business, it is possible that these positions may be contested or overturned by jurisdictional tax authorities, which may have a significant impact on our global provision for income taxes.
Tax laws are dynamic and subject to change as new laws are passed and new interpretations of the law are issued or applied. The U.S. recently enacted significant tax reform, and certain provisions of the new law may adversely affect us. In addition, governmental tax authorities are increasingly scrutinizing the tax positions of companies. Many countries in the European Union, as well as a number of other countries and organizations such as the Organization for Economic Cooperation and Development, are actively considering changes to existing tax laws. If tax laws and related regulations change, our financial results could be materially impacted. Given the unpredictability of these possible changes and their potential interdependency, it is possible such changes could adversely impact our financial results.
We may experience significant variability in our quarterly and annual effective tax rate which would affect our reported net income.
We have a complex tax profile due to the global nature of our operations, which encompass multiple taxing jurisdictions. Variability in the mix and profitability of domestic and international activities, identification and resolution of various tax uncertainties, changes in tax laws and rates, and the extent to which we are able to realize net operating loss and other carryforwards included in deferred tax assets and avoid potential adverse outcomes included in deferred tax liabilities, among other matters, may significantly affect our effective income tax rate in the future.
Our effective income tax rate is the result of the income tax rates in the various countries in which we do business. Our mix of income and losses in these jurisdictions affects our effective tax rate. For example, relatively more income in higher tax rate jurisdictions would increase our effective tax rate and thus lower our net income. Similarly, if we generate losses in tax jurisdictions for which no benefits are available; our effective income tax rate will increase. Our effective income tax rate may also be impacted by the recognition of discrete income tax items, such as required adjustments to our liabilities for uncertain tax positions or our deferred tax asset valuation allowance. A significant increase in our effective income tax rate could have a material adverse impact on our earnings.
Of our $407.5 million cash and cash equivalents balance as of December 31, 2019, $210.2 million was held outside of the U.S. in our foreign operations. The Tax Cuts and Jobs Act of 2017 included a one-time transition tax of unremitted foreign earnings, and accordingly, in the fourth quarter of 2018 we recorded a final adjustment to the tax expense related to the transition tax on the one-time mandatory deemed repatriation of all our foreign earnings as of December 31, 2017. See Note 17 Income Taxes in the accompanying notes to our consolidated financial statements within Exhibit 99.5.
Changes in global tariffs and trade agreements may have a negative impact on global economic conditions, markets and our business.
Like most multinational companies, we have supply chains and sales channels that extend beyond national borders. Purchasing and production decisions in some cases are largely influenced by the trade agreements and the tax and tariff structures in place. Disruption in those structures can create significant market uncertainty. While the impact of Brexit and the U.S. and Chinese tariff actions are not currently material to us, unanticipated complications in the free movement of goods in Europe, an escalation of tariff activity anywhere in the world or changes to existing free trade agreements could materially impact our financial results. In addition to the potential direct impacts of free trade restrictions, longer term macroeconomic consequences could result, including slower growth, inflation, higher interest rates and unfavorable impacts to currency exchange rates. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.
Our revenue for any particular period can be difficult to forecast.
Our revenue for any particular period can be difficult to forecast, especially in light of the challenging and inconsistent global macroeconomic environment and related market uncertainty. Our revenue may grow at a slower rate than in past periods or even decline on a year-over-year basis. Changes in market growth rates can have a significant effect on our operating results.
The timing of orders for customer projects can also have a significant effect on our operating results in the period in which the products are shipped and recognized as revenue. The timing of such projects is difficult to predict, and the timing of revenue recognition from such projects may affect period to period changes in revenue. As a result, our operating results could vary materially from quarter to quarter based on the receipt of such orders and their ultimate recognition as revenue. Similarly, we are often informed by our customers well in advance that such customer intends to place an order related to a specific project in a given quarter. Such a customer’s timeline for execution of the project, and the resulting purchase order, may be unexpectedly delayed to a future quarter, or cancelled. The frequency of such delays can be difficult to predict. As a result, it is difficult to precisely forecast revenue and operating results for future quarters.
In addition, our revenue can be difficult to forecast due to unexpected changes in the level of our products held as inventory by our channel partners and customers. Our channel partners and customers purchase and hold our products in their inventory in order to meet the service and on-time delivery requirements of their customers. As our channel partners and customers change the level of Belden products owned and held in their inventory, our revenue is impacted. As we are dependent upon our channel partners and customers to provide us with information regarding the amount of our products that they own and hold in their inventory, unexpected changes can occur and impact our revenue forecast.
A challenging global economic environment or a downturn in the markets we serve could adversely affect our operating results and stock price in a material manner.
A challenging global economic environment could cause substantial reductions in our revenue and results of operations as a result of weaker demand by the end users of our products and price erosion. Price erosion may occur through competitors becoming more aggressive in pricing practices. A challenging global economy could also make it difficult for our customers, our vendors, and us to accurately forecast and plan future business activities. Our customers could also face issues gaining timely access to sufficient credit, which could have an adverse effect on our results if such events cause reductions in revenues, delays in collection, or write-offs of receivables. Further, the demand for many of our products is economically sensitive and will vary with general economic activity, trends in nonresidential construction, investment in manufacturing facilities and automation, demand for information technology equipment, and other economic factors.
Global economic uncertainty could result in a significant decline in the value of foreign currencies relative to the U.S. dollar, which could result in a significant adverse effect on our revenues and results of operations; could make it difficult for our customers and us to accurately forecast and plan future business activities; and could cause our customers to slow or reduce spending on our products and services. Economic uncertainty could also arise from fiscal policy changes in the countries in which we operate.
Changes in foreign currency rates and commodity prices can impact the buying power of our customers. For example, a strengthened U.S. dollar can result in relative price increases for our products for customers outside of the U.S., which can have a negative impact on our revenues and results of operations. Furthermore, customers’ ability to invest in capital expenditures, such as our products, can depend upon proceeds from commodities, such as oil and gas markets. A decline in energy prices, therefore, can have a negative impact on our revenues and results of operations.
The global markets in which we operate are highly competitive.
We face competition from other manufacturers for each of our global business platforms and in each of our geographic regions. These companies compete on price, reputation and quality, product technology and characteristics, and terms. Some multinational competitors have greater engineering, financial, manufacturing, and marketing resources than we have. Actions that may be taken by competitors, including pricing, business alliances, new product introductions, market penetration, and other actions, could have a negative effect on our revenues and profitability. Moreover, some competitors that are highly leveraged both financially and operationally could become more aggressive in their pricing of products.
Volatility of credit markets could adversely affect our business.
Uncertainty in U.S. and global financial and equity markets could make it more expensive for us to conduct our operations and more difficult for our customers to buy our products. Additionally, market volatility or uncertainty may cause us to be unable to pursue or complete acquisitions. Our ability to implement our business strategy and grow our business, particularly through acquisitions, may depend on our ability to raise capital by selling equity or debt securities or obtaining additional debt financing. Market conditions may prevent us from obtaining financing when we need it or on terms acceptable to us.
Changes in the price and availability of raw materials we use could be detrimental to our profitability.
Copper is a significant component of the cost of most of our cable products. Over the past few years, the prices of metals, particularly copper, have been volatile. Prices of other materials we use, such as polyvinylchloride (PVC) and other plastics derived from petrochemical feedstocks, have also been volatile. Generally, we have recovered much of the higher cost of raw materials through higher pricing of our finished products. The majority of our products are sold through distribution, and we manage the pricing of these products through published price lists which we update from time to time, with new prices typically taking effect a few weeks after they are announced. Some OEM contracts have provisions for passing through raw material cost changes, generally with a lag of a few weeks to three months. If we are unable to raise prices sufficiently to recover our material costs, our earnings could decline. If we raise our prices but competitors raise their prices less, we may lose sales, and our earnings could decline. If the price of copper were to decline, we may be compelled to reduce prices to remain competitive, which could have a negative effect on revenues. While we generally believe the supply of raw materials (copper, plastics, and other materials) is adequate, we have experienced instances of limited supply of certain raw materials, resulting in extended lead times and higher prices. If a supply interruption or shortage of materials were to occur (including due to labor or political disputes), this could have a negative effect on revenues and earnings.
Future operating results depend upon the Company’s ability to obtain components in sufficient quantities on commercially reasonable terms.
Because the Company currently obtains certain components from single or limited sources, the Company is subject to significant supply and pricing risks. Many components, including those that are available from multiple sources, are at times subject to industry-wide shortages that could materially adversely affect the Company’s financial condition and operating results. While the Company has entered into agreements for the supply of many components, there can be no assurance that the Company will be able to extend or renew these agreements on similar terms, or at all. Component suppliers may suffer from poor financial conditions, which can lead to business failure for the supplier or consolidation within a particular industry, further limiting the Company’s ability to obtain sufficient quantities of components on commercially reasonable terms. A regional health crises, like the Coronavirus, could lead to quarantines or labor shortages, thus impacting the output of key suppliers. If the Company’s supply of components for a new or existing product were delayed or constrained, or if an outsourcing partner delayed shipments of completed products to the Company, the Company’s financial condition and operating results could be materially adversely affected. The Company’s business and financial performance could also be materially adversely affected depending on the time required to obtain sufficient quantities from the original source, or to identify and obtain sufficient quantities from an alternative source.
Potential problems with our information systems could interfere with our business and operations.
We rely on our information systems and those of third parties for storing proprietary company information about our products and intellectual property, as well as for processing customer orders, manufacturing and shipping products, billing our customers, tracking inventory, supporting accounting functions and financial statement preparation, paying our employees, and otherwise running our business. Any disruption, whether from hackers or other sources, in our information systems or those of the third parties upon whom we rely could have a significant impact on our business. In addition, we may need to enhance our information systems to provide additional capabilities and functionality. The implementation of new information systems and enhancements is frequently disruptive to the underlying business of an enterprise. Any disruptions affecting our ability to accurately report our financial performance on a timely basis could adversely affect our business in a number of respects. If we are unable to successfully implement potential future information systems enhancements, our financial position, results of operations, and cash flows could be negatively impacted.
We, and others on our behalf, store “personally identifiable information” (“PII”) with respect to employees, vendors, customers, and others. While we have implemented safeguards to protect the privacy of this information, it is possible that hackers or others might obtain this information. If that occurs, in addition to having to take potentially costly remedial action, we also may be subject to fines, penalties, lawsuits, and reputational damage.
Perceived failure of our signal transmission solutions to provide expected results may result in negative publicity and harm our business and operating results.
Our customers use our signal transmission solutions in a wide variety of IT systems and application environments in order to help reduce security vulnerabilities and demonstrate compliance. Despite our efforts to make clear in our marketing materials and customer agreements the capabilities and limitations of these products, some customers may incorrectly view the deployment of such products in their IT infrastructure as a guarantee that there will be no security breach or policy non-compliance event. As a result, the occurrence of a high profile security breach, or a failure by one of our customers to pass a regulatory compliance IT audit, could result in public and customer perception that our solutions are not effective and harm our business and operating results, even if the occurrence is unrelated to the use of such products or if the failure is the result of actions or inactions on the part of the customer.

Our use of open source software could negatively impact our ability to sell our products and may subject us to unanticipated obligations.
The products, services, or technologies we acquire, license, provide, or develop may incorporate or use open source software. We monitor and restrict our use of open source software in an effort to avoid unintended consequences, such as reciprocal license grants, patent retaliation clauses, and the requirement to license our products at no cost. Nevertheless, we may be subject to unanticipated obligations regarding our products which incorporate or use open source software.
Our revenue and profits would likely decline, at least temporarily, if we were to lose a key distributor.
We rely on several key distributors in marketing our products. Distributors purchase the products of our competitors along with our products. Our largest distributor, Anixter International Inc., accounted for 13% of our revenue in 2019 and our top six distributors, including Anixter, accounted for a total of 26% of our revenue in 2019. On a combined basis, Anixter and WESCO accounted for approximately 15% of our revenues in 2019. If we were to lose one of these key distributors, our revenue and profits would likely decline, at least temporarily. Changes in the inventory levels of our products owned and held by our distributors can result in significant variability in our revenues. Further, certain distributors are allowed to return certain inventory in exchange for an order of equal or greater value. We have recorded reserves for the estimated impact of these inventory policies.
Consolidation of our distributors, like the proposed acquisition of Anixter by Wesco International, Inc., could adversely impact our revenues and earnings. It could also result in consolidation of distributor inventory, which would temporarily depress our revenues. We have also experienced financial failure of distributors from time to time, resulting in our inability to collect accounts receivable in full. A global economic downturn could cause financial difficulties (including bankruptcy) for our distributors and other customers, which would adversely affect our results of operations.
If we are unable to retain senior management and key employees, our business operations could be adversely affected.
Our success has been largely dependent on the skills, experience, and efforts of our senior management and key employees. The loss of any of our senior management or other key employees, for example sales and product development employees, could have an adverse effect on us. We may not be able to find qualified replacements for these individuals and the integration of potential replacements may be disruptive to our business. More broadly, a key determinant of our success is our ability to attract, develop, and retain talented associates. While this is one of our strategic priorities, we may not be able to succeed in this regard.
We might have difficulty protecting our intellectual property from use by competitors, or competitors might accuse us of violating their intellectual property rights.
Disagreements about patents and other intellectual property rights occur in the markets we serve. Third parties have asserted and may in the future assert claims of infringement of intellectual property rights against us or against our customers or channel partners for which we may be liable. Furthermore, a successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing certain products or performing certain services. We may encounter difficulty enforcing our own intellectual property rights against third parties, which could result in price erosion or loss of market share.
We are subject to laws and regulations worldwide, changes to which could increase our costs and individually or in the aggregate adversely affect our business.
We are subject to laws and regulations affecting our domestic and international operations in a number of areas. These U.S. and foreign laws and regulations affect our activities including, but not limited to, in areas of labor, advertising, real estate, billing, e-commerce, promotions, quality of services, property ownership and infringement, tax, import and export requirements, anti-corruption, foreign exchange controls and cash repatriation restrictions, data privacy requirements, anti-competition, environmental, health and safety.
Compliance with these laws, regulations and similar requirements may be onerous and expensive, and they may be inconsistent from jurisdiction to jurisdiction, further increasing the cost of compliance and doing business. Any such costs, which may rise in the future as a result of changes in these laws and regulations or in their interpretation, could individually or in the aggregate make our products and services less attractive to our customers, delay the introduction of new products in one or more regions, or cause us to change or limit our business practices. We have implemented policies and procedures designed to ensure compliance with applicable laws and regulations, but there can be no assurance that our employees, contractors, or agents will not violate such laws and regulations or our policies and procedures.

Specifically with respect to data privacy, new data protection regulations have been adopted or are being considered for most of the developed world. Most notable are the European Commission’s adoption of the General Data Protection Regulation (GDPR), which became effective in May 2018 and the California Consumer Privacy Act (CCPA), which became law on January 1, 2020. The GDPR and CCPA include operational requirements for companies that receive or process personal data of residents of their respective jurisdictions and include significant penalties for non-compliance. In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services.
If our goodwill or other intangible assets become impaired, we would be required to recognize charges that would reduce our income.
Under accounting principles generally accepted in the U.S., goodwill and certain other intangible assets are not amortized but must be reviewed for possible impairment annually or more often in certain circumstances if events indicate that the asset values may not be recoverable. We have incurred significant charges for the impairment of goodwill and other intangible assets in the past, and we may be required to do so again in future periods if the underlying value of our business declines. Such a charge would reduce our income without any change to our underlying cash flows.
Some of our employees are members of collective bargaining groups, and we might be subject to labor actions that would interrupt our business.
Some of our employees, primarily outside the U.S., are members of collective bargaining groups. We believe that our relations with employees are generally good. However, if there were a dispute with one of these bargaining groups, the affected operations could be interrupted, resulting in lost revenues, lost profit contribution, and customer dissatisfaction.
Item 1B. Unresolved Staff Comments
None.